Exhibit 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                   Contact:  Karlyn Oberg
November 3, 2005                                  Director of Investor Relations
                                                  916-786-1799
                                                  k.oberg@surewest.com

                    SUREWEST DECLARES QUARTERLY CASH DIVIDEND

(ROSEVILLE, CALIFORNIA) - Leading independent telecommunications holding company SureWest Communications (NASDAQ:SURW) announced that its board of directors declared a regular, quarterly cash dividend of $0.25 per share, payable December 15, 2005, to shareholders of record at the close of business on November 30, 2005. This represents the 209th consecutive quarterly dividend declared by the SureWest board of directors. SureWest has approximately 11,000 shareowners holding approximately 14.6 million total shares outstanding.

                    Amount     Payable Date   Record Date
                  ----------   ------------   -----------
Regular Cash      $     0.25    12-15-2005     11-30-2005

ABOUT SUREWEST

With more than 90 years in Northern California, SureWest and its family of companies together provide a wide variety of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

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